PRESS RELEASE For immediate release

NVE Corporation Reports Third Quarter Results and Announces Quarterly Dividend

EDEN PRAIRIE, Minn.—January 17, 2018—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and nine months ended December 31, 2017.

Total revenue for the third quarter of fiscal 2018 decreased 1% to $7.36 million from $7.46 million in the prior-year quarter. The decrease was due to a 9% decrease in product sales, partially offset by a 164% increase in contract research and development revenue. Net income for the third quarter of fiscal 2018 increased 3% to $3.57 million, or $0.74 per diluted share, compared to $3.48 million, or $0.72 per share, for the prior-year quarter. The effective tax rate was 27.7% of net income before taxes for the quarter, compared to 32.3% in the prior-year quarter. The decreased rate for the quarter was due to the blended effect of a decrease in the Federal tax rate with the enactment of the Tax Reform Act, partially offset by a one-time $206,693 increase in the provision for income taxes from the effect of the new rate on deferred tax assets.

For the first nine months of fiscal 2018, total revenue increased 2% to $22.0 million from $21.5 million for the first nine months of the prior year. The increase was primarily due to a 33% increase in contract research and development revenue. Net income increased 1% to $10.0 million, or $2.07 per diluted share, for the first nine months of fiscal 2018 compared to $9.92 million, or $2.05 per share, for the first nine months of fiscal 2017. The effective tax rate was 30.6% of net income before taxes for the first nine months of fiscal 2018, compared to 32.2% in the prior-year period. The decreased rate was due to a decrease in the Federal tax rate with the enactment of the Tax Reform Act, partially offset by a one-time $206,693 increase in the provision for income taxes from the effect of the new rate on deferred tax assets.

The company also announced a quarterly cash dividend to shareholders of $1.00 per share of common stock, payable February 28, 2018 to shareholders of record as of January 29, 2018.

“We are pleased to report solid revenue and earnings for the quarter,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as uncertainties related to the economic environments in the industries we serve, uncertainties related to future contract research and development revenue, uncertainties related to future stock repurchases and dividend payments, uncertainties related to the future impact of Federal tax reform, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, as updated in the Quarterly Report on Form 10-Q for the quarter ended December 31, 2017.

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                            NVE CORPORATION
                          STATEMENTS OF INCOME
  QUARTERS AND NINE MONTHS ENDED DECEMBER 31, 2017 AND 2016 (Unaudited)

                                              Quarter Ended December 31
                                                  2017            2016
                                            -----------------------------
Revenue
  Product sales                             $   6,448,831   $   7,116,931
  Contract research and development               911,958         345,748
                                            -----------------------------
Total revenue                                   7,360,789       7,462,679
Cost of sales                                   1,657,700       1,502,848
                                            -----------------------------
Gross profit                                    5,703,089       5,959,831
Expenses
  Selling, general, and administrative            313,033         384,322

  Research and development                        852,739         826,816
                                            -----------------------------
Total expenses                                  1,165,772       1,211,138
                                            -----------------------------
Income from operations                          4,537,317       4,748,693

Interest income                                   404,665         395,207
                                            -----------------------------
Income before taxes                             4,941,982       5,143,900
Provision for income taxes                      1,370,380       1,660,156
                                            -----------------------------
Net income                                  $   3,571,602   $   3,483,744
                                            =============================
Net income per share - basic                $        0.74   $        0.72
                                            =============================
Net income per share - diluted              $        0.74   $        0.72
                                            =============================
Weighted average shares outstanding
  Basic                                         4,841,369       4,836,336
  Diluted                                       4,847,290       4,839,777

                                           Nine Months Ended December 31
                                                 2017            2016
                                           ------------------------------
Revenue
  Product sales                            $   19,718,584   $  19,782,529
  Contract research and development             2,246,105       1,690,461
                                           ------------------------------
Total revenue                                  21,964,689      21,472,990
Cost of sales                                   4,809,235       4,628,840
                                           ------------------------------
Gross profit                                   17,155,454      16,844,150
Expenses
  Selling, general, and administrative          1,060,757       1,117,925
  Research and development                      2,788,968       2,353,372
                                           ------------------------------
Total expenses                                  3,849,725       3,471,297
                                           ------------------------------
Income from operations                         13,305,729      13,372,853
Interest income                                 1,154,303       1,263,924
                                           ------------------------------
Income before taxes                            14,460,032      14,636,777
Provision for income taxes                      4,429,780       4,715,291
                                           ------------------------------
Net income                                 $   10,030,252   $   9,921,486
                                           ==============================
Net income per share - basic               $         2.07   $        2.05
                                           ==============================
Net income per share - diluted             $         2.07   $        2.05
                                           ==============================
Weighted average shares outstanding
  Basic                                         4,841,130       4,835,639
  Diluted                                       4,846,036       4,837,815

                              NVE CORPORATION
                               BALANCE SHEETS
                       DECEMBER 31 AND MARCH 31, 2017

                                            (Unaudited)
                                           Dec. 31, 2017   March 31, 2017
                                           ------------------------------
ASSETS
Current assets
  Cash and cash equivalents                $   4,728,352    $   8,199,364
  Marketable securities, short term           18,808,203       19,591,833
  Accounts receivable, net of allowance
    for uncollectible accounts of $15,000      2,165,866        3,436,802
  Inventories                                  3,596,326        3,358,298
  Prepaid expenses and other assets              967,958          607,283
                                           ------------------------------
Total current assets                          30,266,705       35,193,580
Fixed assets
  Machinery and equipment                      9,504,983        9,007,455
  Leasehold improvements                       1,751,646        1,644,419
                                           ------------------------------
                                              11,256,629       10,651,874
  Less accumulated
    depreciation and amortization              9,742,050        9,238,626
                                           ------------------------------
Net fixed assets                               1,514,579        1,413,248
Long-term deferred tax assets                    333,023          357,055
Marketable securities, long term              56,729,730       56,810,923
                                           ------------------------------
Total assets                               $  88,844,037    $  93,774,806
                                           ==============================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable                         $     258,869    $     376,275
  Accrued payroll and other                      534,194          576,313
  Deferred revenue                                     -          142,733
                                            -----------------------------
Total current liabilities                        793,063        1,095,321

Shareholders' equity
  Common stock                                    48,420           48,410
  Additional paid-in capital                  19,599,298       19,507,348
  Accumulated
    other comprehensive loss                    (265,991)         (38,298)
  Retained earnings                           68,669,247       73,162,025
                                           ------------------------------
Total shareholders' equity                    88,050,974       92,679,485
                                           ------------------------------
Total liabilities and shareholders' equity $  88,844,037    $  93,774,806
                                           ==============================